Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Minerva Surgical, Inc.

Santa Clara, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260471) of Minerva Surgical, Inc. (the "Company") of our report dated March 22, 2023, relating to the financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Francisco, California

March 22, 2023